Exhibit 5.1
                 Opinion of Corrs Chambers Westgarth as to legality of the Notes


30 March 2007

                                                                         PARTNER
                                                 Charles Tremlett (03) 9672 3390
                                            Email: charles.tremlett@corrs.com.au

ME Portfolio Management Limited
360 Collins Street
Melbourne VIC 3000

Attention: Paul Garvey

Dear Sirs

ME PORTFOLIO MANAGEMENT LIMITED

1     INTRODUCTION

We have acted as Australian solicitors for MEPML in connection with the Notes, the Transaction Documents and the Registration Statement.

We have been asked to provide this opinion regarding the Notes under the laws in force at the date of this opinion in the Relevant Jurisdictions. We express no opinion as to any laws other than the laws of the Relevant Jurisdictions.

This opinion relates solely to matters governed by, and should be interpreted in accordance with, the laws of the Relevant Jurisdictions as in force and as interpreted at 9.00 am Melbourne time on the date of this opinion. We have no obligation to inform you of any change in any relevant law occurring after that time.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued under the Securities Act with respect to any part of the Registration Statement, including this exhibit.

2     DEFINITIONS

In this opinion:

COMMISSION means the Securities and Exchange Commission of the United States of America.

CREATION NOTICE means the form of the Notice of Creation of a Securitisation Fund creating each Fund to be executed by MEPML.

FUND means each Securitisation Fund constituted under the Master Trust Deed by a Creation Notice.

IRISH PAYING AGENT means AIB/BNY Fund Management (Ireland) Limited.

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MASTER TRUST DEED means the amended and restated Master Trust Deed for the
Superannuation Members' Home Loans Trusts attached as Annexure A to the Amending and Restating Deed dated 1 June 2004 between the Manager and Perpetual, as further amended by a supplemental deed dated 18 April 2006.

MEPML means ME Portfolio Management Limited ABN 79 005 964 134.

NOTE TRUST means the trust constituted by the Note Trust Deed.

NOTE TRUST DEED means the form of the Note Trust Deed to be entered into between MEPML, the Note Trustee (also acting as principal paying agent, calculation agent and note registrar), the Irish Paying Agent and the Security Trustee.

NOTE TRUSTEE means The Bank of New York acting as note trustee under the Note Trust Deed.

NOTES means the Mortgage Backed Floating Rate Notes to be offered in the United States under the Registration Statement.

PERPETUAL means Perpetual Limited ABN 86 000 431 827.

PROSPECTUS means the form of Prospectus Supplement together with the form of Base Prospectus for the Notes contained in the Registration Statement.

REGISTER means the register of holders of Notes to be maintained in accordance with the Transaction Documents by The Bank of New York.

REGISTRATION STATEMENT means the Registration Statement on Form S-3 as filed on the date of this opinion by MEPML with the Commission under the Securities Act.

RELEVANT JURISDICTIONS means New South Wales, Victoria and the Commonwealth of Australia.

SECURITIES ACT means the Securities Act of 1933, as amended, of the United States of America.

SECURITY TRUST means the trust constituted by the Security Trust Deed.

SECURITY TRUST DEED means the form of Security Trust Deed to be entered into between Perpetual, MEPML, the Security Trustee and The Bank of New York.

SECURITY TRUSTEE means Perpetual Trustee Company Limited ABN 42 000 001 007 as security trustee under the Security Trust Deed.

SUPPLEMENTARY BOND TERMS NOTICE means the form of Supplementary Bond Terms Notice to be delivered to Perpetual by MEPML and acknowledged and agreed to by the Security Trustee and the Note Trustee (attached as annexure B to the Bond Issue Direction relating to the Notes).

TRANSACTION DOCUMENTS means:

(a)   the Master Trust Deed;

(b)   the Creation Notice;

(c)   the Supplementary Bond Terms Notice; and

(d)   the Note Trust Deed.

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TRUSTEE means Perpetual as trustee of each Fund.

A word or phrase which is defined in a Transaction Document has the same meaning when used in this opinion unless the same word or phrase is also defined in this opinion, in which case the definition in this opinion prevails.

If a word or phrase is defined, its other grammatical forms have corresponding meanings.

Unless the contrary intention appears, the singular includes the plural and vice versa.

3     DOCUMENTS

In connection with this opinion we have examined the following documents (which, in the case of copies, have been certified or otherwise identified to our satisfaction):

(a)   a copy of the Master Trust Deed;

(b) unexecuted copies of the Transaction Documents (other than the Master Trust Deed);

(c)   a copy of the constitution of Perpetual; and

(d)   the Registration Statement.

4     ASSUMPTIONS

For the purposes of this opinion we have assumed that:

(a)   all seals and signatures and any duty stamp or marking are authentic;

(b) all copies of documents submitted to us are complete and conform to the originals of those documents and no Transaction Document has been varied, amended, rescinded, revoked or terminated by any party to it;

(c)   each Transaction Document:

      (i) is within the capacity and powers of, has been validly authorised, executed and delivered by all parties to it (other than, in the case of the Trustee only, the laws of the Relevant Jurisdictions); and

      (ii) constitutes legal, valid and binding obligations of all the parties to it under all relevant laws (other than, in the case of the Trustee only, the laws of the Relevant Jurisdictions), and the performance of each Transaction Document by such parties will comply with all applicable laws;

(d) any resolutions, powers of attorney or other instruments under which a signatory has executed or will execute any of the Transaction Documents have not been and will not be varied or revoked, any such powers of attorney have been or will be duly registered in all relevant jurisdictions;

(e) the constitution of Perpetual inspected by us was current in all respects at all relevant times and has been or will be properly complied with in connection with the Transaction Documents;

(f) each director and company secretary of the Trustee has properly performed or will properly perform his or her duties to the Trustee;

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(g)   the Transaction Documents have been or will be executed by duly authorised signatories and delivered in the form which we have examined;

(h) the Notes will be issued on the terms and conditions set out in the Prospectus in accordance with the terms of the Transactions Documents;

(i) all the provisions contained in the Transaction Documents (including the selling restrictions in the Prospectus) have been or will be strictly complied with;

(j) all facts stated in the documents, certificates or other instruments referred to in PARAGRAPH 3 or the Registration Statement are and continue to be correct and no relevant matter has been withheld from us, whether deliberately or inadvertently;

(k) the execution and delivery of each Transaction Document by each party, and the performance of its obligations under each of those Transaction Documents, is or will be for its commercial benefit and each party to the Transaction Documents and the Notes has entered into or will enter into the Transaction Documents and the Notes to which it is a party in good faith for the purpose of and in connection with the carrying on of its business;

(l) none of the parties to any of the Transaction Documents is conducting or will conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Transaction Documents which might render the Transaction Documents or any relevant transaction or associated activity illegal, void, voidable or unenforceable, and the exercise of rights and performance of obligations under each Transaction Document are not affected in any way by any other document or agreement or any course of dealings between the parties or any other act, matter or thing which occurred or was entered into prior to the date of this opinion;

(m) in so far as any obligation under any of the Transaction Documents is to be performed outside the Relevant Jurisdictions, its performance will not be illegal or ineffective by virtue of the law of the place of performance;

(n) in relation to any party to any party to a Transaction Document that, in entering into, delivering or performing a Transaction Document, is:

      (i)   providing a financial service (as defined in the Corporations Act
            2001) (RELEVANT FINANCIAL SERVICE); and

      (ii)  carrying on a business of providing financial services in Australia,

      that  party is:

      (iii) the holder of an Australian financial services licence (as defined in the Corporations Act 2001) covering the provision of the Relevant Financial Service; or

      (iv) is not required to hold such a licence under a relevant exemption under the Corporations Act 2001;

(o) the Trustee and each other party to a Transaction Document was or will be solvent immediately after entering into the Transaction Documents and the issue of the Notes;

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(p)   no action has or will have been commenced or has or will have occurred that might result or has resulted in the Trustee being wound up or having a liquidator, administrator, receiver, receiver and manager or like officer appointed to it in its personal capacity or as trustee of a Fund, or any of its assets or the assets of a Fund or it in its personal capacity or as trustee of a Fund obtaining protection from its or the Fund's creditors under any applicable laws;

(q) no party has contravened or will contravene Chapter 2E of the Corporations Act 2001 by entering into a Transaction Document or giving effect to a transaction in connection with a Transaction Document;

(r) no transaction in connection with the Transaction Documents constitutes an insolvent transaction or an unfair loan within the meaning of sections 588FC or 588FD respectively of the Corporations Act 2001;

(s) there has been and will be no breach, repudiation or waiver of any rights or obligations under the Transaction Documents;

(t) each choice of law contained in the Transaction Documents is bona fide and is not unconnected with the commercial realities of the transactions contemplated by the Transaction Documents;

(u)   as regards the Trustee and each Fund;

      (i) other than the Trustee, the Security Trustee and the Note Trustee, no party to the Transaction Documents or a Note is a trustee of a trust;

      (ii) neither a Fund, the Security Trust nor the Note Trust has vested nor has the Trustee, the Security Trustee or the Note Trustee exercised any power or indicated an intention to exercise any power to vest a Fund, the Security Trust or the Note Trust prior to the vesting day specified in the Master Trust Deed or the Security Trust Deed;

      (iii) neither the Trustee, the Security Trustee nor the Note Trustee has resigned its trusteeship nor has it ceased to be trustee by operation of law;

      (iv) the entry into and performance of the Transaction Documents by the Trustee, the Security Trustee and the Note Trustee is part of the proper administration of each Fund, each Security Trust and each Note Trust as the case may be, by it, amounts to a proper exercise of its fiduciary duties as trustee, and is for the benefit of the Fund and the beneficiaries of the Trust, the Security Trust and the Note Trust, as the case may be; and

      (v) neither the Trustee, the Security Trustee nor the Note Trustee is in breach of trust for any act not the subject of this opinion which might prejudice its rights of indemnity from the trust fund of the trust of which it is the trustee, in relation to the transactions contemplated by the Transaction Documents to which it is a party;

(v) all directions, consents and authorities required by, or contemplated by, the Transaction Documents or the Notes to enable the Trustee, the Security Trustee

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      and the Note Trustee to fulfil their respective obligations under the
      Transaction Documents or the Notes have been or will be duly given by the Trustee;

(w) the Notes will be entered in the Register in accordance with the Transaction Documents; and

(x) notwithstanding clause 43 of the Note Trust Deed, the Note Trust Deed is governed in its entirety by the laws of New South Wales.

The making of each of the above assumptions indicates that we have assumed that each matter the subject of each assumption is true, correct and complete in every particular. That we have made an assumption in this opinion does not imply that we have made any enquiry to verify any assumption or are not aware of any circumstance that might affect the correctness of any assumption. No assumption specified above is limited by reference to any other assumption. Charles Tremlett and Tim Barton (as the partners responsible for preparing this opinion) are not personally aware of any circumstances that might affect the correctness of any assumption.

5     QUALIFICATIONS

Our opinion is subject to the following qualifications:

(a) the expressions "legal", "valid" and "binding" in PARAGRAPH 6 of this opinion mean that the relevant obligations are of a type that the courts in the Relevant Jurisdictions enforce. They do not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation:

      (i)   enforcement of each Transaction Document is subject to:

            (A) applicable laws relating to insolvency, bankruptcy, liquidation, administration, receivership, composition, compromise, arrangement, reorganisation, moratorium, liens, set-off, abatement and court schemes and other laws of general application affecting the enforcement of creditors' rights and remedies;

            (B) statutes imposing limitation periods outside which suits, actions or proceedings may not be able to be brought;

            (C) doctrines of estoppel (and similar principles) and frustration;

            (D) the discretion of a court to decline to exercise its jurisdiction over a defendant if it considers that it is not the most appropriate court for the trial of the action and that some other court is more appropriate, or where the parties have agreed to submit disputes arising out of their agreement to the courts of, or arbitration in, another place; and

            (E) general law doctrines or statutory relief in relation to representations, acts, omissions, inconsistent dealings or relations of, by or affecting a party which may preclude, limit or affect the validity, enforceability or binding effect of a document;

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      (ii)  equitable remedies (including, without limitation, injunctions and orders for specific performance) are discretionary and may not be awarded by the courts;

      (iii) an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty and any obligation of a party under a Transaction Document to pay interest on an overdue amount at a rate higher than the rate applying before the amount fell due may be held to constitute a penalty if it is not a genuine pre-estimate of the damage;

      (iv) where any party to an agreement is required to make any payment on demand, courts may require that that party be given a reasonable time after demand is made on that party to comply with the demand before the creditor will be permitted to realise or enforce any security for a failure to satisfy the demand; and

      (v) a court may set aside a contract against a party on the application of that party if that party entered into that contract as a result of fraud, duress or unconscionable conduct on the part of another party;

(b)   claims may be or become subject to defences of set-off or counterclaim;

(c)   we express no opinion as to:

      (i) whether the representations and warranties made or given or to be made or given by any party in any Transaction Document are correct except in so far (and to the extent) as any such representation or warranty relates to a matter which is the subject of this opinion;

      (ii) any provision in any of the Transaction Documents requiring written amendments and waivers in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed on or granted by or between the parties or by a properly authorised agent;

      (iii) Australian tax law (including, without limitation, income tax, capital gains tax, goods and services tax and stamp duty); or

      (iv) the revenue consequences of transferring Notes in Australia as this will depend, among other things, on the identity of the transferor and transferee;

(d) we have not been responsible, in relation to the Transaction Documents, any Notes or anything else in connection with the transactions, for investigating or verifying the completeness, accuracy, materiality or relevance of any facts or statements of fact or the reasonableness or pertinence of any statement of fact or whether any facts or statements of fact have not been disclosed or whether there are, or are not, reasonable grounds for any opinion or statement as to any future matter or whether or not the person making the statement or expressing the opinion believes it to be complete, accurate, material or relevant;

(e) whether a provision that a calculation, determination or certificate will be conclusive and binding or conclusive evidence will not apply to a calculation, determination or certificate which is fraudulent, manifestly inaccurate on its face or

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      determined on an arbitrary basis and will not necessarily prevent a court from enquiring into the merits of any claim in relation to such calculation, determination or certificate;

(f) we express no opinion on the accuracy, completeness or suitability of any formula set out in a Transaction Document. If any formula is inaccurate, incomplete or unsuitable for the purpose of determining the amounts or matters for which it has been included then it would be open to a court to find that the relevant Transaction Document is void for uncertainty;

(g) where any party to a Transaction Document is vested with a discretion or may determine a matter in its opinion, courts in the Relevant Jurisdictions may require that such a discretion be exercised reasonably or that such opinion be based on reasonable grounds;

(h) the question whether a provision of a Transaction Document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

(i) court proceedings may be stayed if the subject of the proceedings is concurrently before another court;

(j) an indemnity for legal costs or against liability for breach of any law may be unenforceable;

(k) a currency indemnity contained in a Transaction Document may be unenforceable if it is contrary to public policy in a Relevant Jurisdiction;

(l) a court will not give effect to a choice of laws to govern the Transaction Documents or to a submission to the jurisdiction of certain courts if to do so would be contrary to public policy in the Relevant Jurisdictions;

(m) failure to properly stamp any Transaction Document in accordance with any applicable stamp duty legislation may affect the ability of parties to that Transaction Document to enforce or exercise their respective rights;

(n) regulations in Australia require the specific approval of the Reserve Bank of Australia to be obtained in connection with certain payments and transactions having a prescribed connection with certain countries and also prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities associated with terrorism;

(o) we express no opinion as to, and nor have we taken into account, the implications of any pending or foreshadowed legislative or regulatory proposal or amendment or any litigation, hearing or judgment pending in any Relevant Jurisdiction, including but not limited to, any matter not yet decided on appeal; and

(p) we express no opinion in respect of the Prospectus. In addition, it should be understood that we have not been, nor are we, responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in the Prospectus or that no material facts have been omitted from it or whether it contains all the information required in order for the issuance, offer and sale of the Notes not to constitute misleading and deceptive conduct within the

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      meaning of the Corporations Act 2001 or any analogous prohibited conduct in respect of Notes under any other law;

(q) we understand that operators of clearing systems (each a CLEARING SYSTEM), may be entered on the Register as the holder of Notes, subject to the rights, if any, of members of the relevant Clearing System to be entered on the Register in accordance with the rules and regulations of the relevant Clearing System. Members of the relevant Clearing System recognised by the operator of the relevant Clearing System, as having rights in relation to the Notes registered in the name of the operator of the relevant Clearing System on the Register have no rights against the Trustee for the purposes of payments in relation to the Notes or for any other purpose in relation to the Notes;

(r) this opinion expresses opinions only based on existing law (and in many cases there is no case law to help in forming the opinions) and does not, nor purport to be or act as, advice to those persons entitled to rely on it either as to the matters covered by this opinion or not covered by this opinion. Our opinions are of their nature by way of summary only and we are not liable to any persons for any resulting insufficiency of such opinions and such persons should seek advice from their advisers as to the extent of application of such existing laws; and

(s) only the persons referred to in PARAGRAPH 4 have any knowledge in relation to the matters covered in this opinion. We are not liable if any partner or solicitor of this firm other than the persons referred to in PARAGRAPH 4 have any knowledge which would render our assumptions or qualifications incorrect. We have not made any investigation as to whether any partner or solicitor of this firm other than the persons referred to in PARAGRAPH 4 has any such knowledge.

No qualification specified above is limited by reference to any other qualification.

6     OPINION

Based on the assumptions and subject to the qualifications set out above, we are of the opinion that the Notes will be legal, valid and binding obligations of the Trustee and will be fully-paid (and accordingly, non-assessable) when they are validly executed by a duly authorised person, duly authenticated in accordance with their terms and delivered and sold as contemplated in the Prospectus.

The expression "non-assessable" means not assessable with any tax, levy, duty or other charge, the non-payment of which would render the Notes unenforceable and does not refer to any requirement to deduct withholding tax on payments under the Notes (as to which see our opinion dated today's date in relation to certain tax matters filed as an exhibit to the Registration Statement).

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Yours faithfully
CORRS CHAMBERS WESTGARTH



/s/ CHARLES TREMLETT
--------------------
CHARLES TREMLETT
Partner


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